Exhibit 99.1






      VISUAL NETWORKS ANNOUNCES APPROVED TRANSFER TO NASDAQ SMALLCAP MARKET




     ROCKVILLE, MD. - MAY 28, 2002--Visual Networks(R), (NASDAQ: VNWK), the leading provider of performance management solutions for wide area networks and services, today announced that its request to transfer from the Nasdaq National Market to the Nasdaq SmallCap Market has been approved, effective today. The company's securities will continue trading under its current symbol: VNWK.


     "Because we no longer met certain listing requirements for the Nasdaq National Market we felt it was prudent to take the preemptive action of transferring to the Nasdaq SmallCap Market," said John Saunders, Visual Networks' Chief Financial Officer. "This move will ensure that Visual Networks maintains a strong, liquid trading profile on a well-regulated market for the benefit of all Visual Networks shareholders," continued Saunders.


     ABOUT VISUAL  NETWORKS

     Visual Networks has the broadest suite of proven performance management solutions for public and private communications networks and services. To find out how the world's leading service providers and enterprises are using Visual Networks' products to increase network reliability and revenues and dramatically reduce operational expenses and lower their total cost of ownership, visit WWW.VISUALNETWORKS.COM or call 1-800-240-4010 for sales information. ###